AMENDMENT NO. 2 TO
                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934




                                 ASD GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               DELAWARE                                      14-1483460
        -----------------------                           ----------------
        (State of Incorporation                           (I.R.S. Employer
           or organization)                              Identification No.)



           1 INDUSTRY STREET
        POUGHKEEPSIE, NEW YORK                                  12603
----------------------------------------                     ----------
(Address of principal executive offices)                     (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

        TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
        TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED
        -----------------------                  ------------------------------

    Common Stock, $.01 par value                      Pacific Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

     Common Stock, $.01 par value

Item 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  Reference is made to the description of the Registrant's Common Stock in the sections entitled "Dividend Policy" and "Description of Securities" contained in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-7731) filed with the Securities and Exchange Commission on July 8, 1996.

Item 2.           EXHIBITS.

                      3.1          Certificate of Incorporation(1)

                      3.2          Bylaws(1)

                      4.1          Specimen Certificate of Common Stock(1)

--------
(1) Incorporated by reference to the Exhibit of the same number included with the Registrant's Registration Statement on Form SB-2 (Registration No. 333-7731) filed with the Securities and Exchange Commission July 8, 1996.



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



                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Dated:  April 25, 1997          ASD GROUP, INC.



                                By:   /s/ ROBERT LETTIERI
                                    ----------------------------------------
                                    Robert Lettieri, Chief Financial Officer



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